Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$140,325,757
Unrealized Gain (Loss) on Market Value of Commodity Futures	76,249,433
Dividend Income	44,628
Interest Income	54,490
ETF Transaction Fees	8,000
Total Income (Loss)	$216,682,308

Expenses
General Partner Management Fees	$1,124,910
Professional Fees	738,524
Brokerage Commissions	111,979
Directors' Fees and insurance	70,560
NYMEX License Fee	37,497
SEC & FINRA Registration Expense	315,000
Total Expenses	$2,398,470
Net Income (Loss)	$214,283,838

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/21	$2,942,173,105
Additions (2,000,000 Shares)	81,921,602
Withdrawals (4,600,000 Shares)	(194,322,683)
Net Income (Loss)	214,283,838

Net Asset Value End of Month	$3,044,055,862
Net Asset Value Per Share (70,223,603 Shares)	$43.35

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596